As filed with the Securities and Exchange Commission on October 5, 1998
                                      Registration No. 333 - _________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                             THE SECURITIES ACT OF
                                      1933

                             ---------------------

                            Sensys Technologies Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                                    38-1873250
-----------------                              ------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                            SENSYS TECHNOLOGIES INC.
                                 P.O. Box 1430
                               8419 Terminal Road
                         Newington, Virginia 22122-1430
             -------------------------------------------------------
               (Address of principal executive offices)(zip code)

                            Sensys Technologies Inc.
                            Long Term Incentive Plan
                            ------------------------
                              (Full title of plan)

                                Robert R. Bower
                     Chief Financial Officer and Treasurer
                            Sensys Technologies Inc.
                               8419 Terminal Road
                                 P.O. Box 1430
                        Newington, Virginia  22122-1430
                        -------------------------------
                     (Name and address of agent of service)

                                 (703) 550-7000
          ------------------------------------------------------------
          (Telephone number, including area code, of agent of service)

                                    Copy to:
                             Mark J. Wishner, Esq.
                        Michaels, Wishner & Bonner, P.C.
                            1140 Connecticut Avenue
                                   Suite 900
                            Washington, D.C.  20036

                        CALCULATION OF REGISTRATION FEE


                                                                               Proposed
                                                  Proposed maximum             maximum                 Amount of
Titles of securities             Amount to be     offering price per           aggregate offering      registration
to be registered                 registered       share(1)                     price(1)                fee
----------------                 ----------       ------------------           ------------------      ------------
Common stock
par value $.01
per share                        720,000          $3.50                        $2,520,000              $743.40


Options (2)                      720,000

----------------

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457. The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the National Association of Securities Dealers, Inc., OTC Bulletin Board(R) service on October 2, 1998.

(2) The options to be registered hereunder are to be distributed by the Registrant for no value. Accordingly, no separate registration fee is required.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Sensys Technologies Inc. (the "Company") are incorporated herein by reference:

                 (a) The Company's Registration Statement on Form S-4 as amended, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), File No. 333-47333.

                 (b) The Company's Form 8-K, filed with the Securities and Exchange Commission on June 15, 1998, pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act").

                 (c) The Company's quarterly report filed on Form 10-Q for the quarter ended June 30, 1998, filed pursuant to Section 13 of the Exchange Act.

                 (d)      All other reports filed by the Company pursuant to
         Section 13(a) or 15(d) of the Exchange Act since the filing of the Registration Statement referred to in (a) above, and

                 (e) The description of the Company's common stock contained in the Company's Registration Statement filed on Form 10 (Registration No. 2-42266).

         All documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Sensys Technologies Inc. Long-Term Incentive Plan (the "Plan") that meets the requirements of Section 10(a) of the Securities Act.

ITEM 4.          DESCRIPTION OF SECURITIES

                 The class of securities to be offered is registered under
Section 12 of the Securities and Exchange Act of 1934.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 None.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 42 of the Company's Bylaws requires the Company to indemnify directors and officers of the Company to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware. Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Thirteenth of the Certificate of Incorporation of the Company eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends or unlawful stock purchase or redemption) or (iv) any transaction from which the director derived an improper personal benefit. The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, Article Thirteenth of the Certificate of Incorporation of the Company and Section 42 of the Bylaws of the Company, as applicable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.          EXHIBITS.

                 The following are filed herewith as part of this Registration
Statement:

Exhibit No.               Description
-----------               -----------
4.1                       Sensys Technologies Inc. Long-Term Incentive Plan, as amended

5.1                       Opinion of Michaels, Wishner & Bonner, P.C., as to the legality of the securities being registered

23.1                      Consent of PricewaterhouseCoopers, LLP

23.2                      Consent of Ross, Langan & McKendree, L.L.P.

23.3 The consent of Michaels, Wishner & Bonner, P.C. to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5.1

24                        Power of Attorney (see page 7)

ITEM 9.                   UNDERTAKINGS.

                 (a)      The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                 by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newington, Commonwealth of Virginia, on this 5th day of October, 1998.

                                        SENSYS TECHNOLOGIES INC.


                                        By: /s/ S. Kent Rockwell
                                            -----------------------------------
                                                S. Kent Rockwell
                                                Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S.R. Perrino, S. Kent Rockwell and Robert R. Bower, or any of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                      Date
         ---------                                 -----                                      ----
/s/    S. Kent Rockwell                    Director and                              October 5, 1998
------------------------------------       Chief Executive Officer
S. Kent Rockwell

/s/  Joseph Hassab                         President                                 October 5, 1998
--------------------------------------
Joseph Hassab

/s/  Robert R. Bower                       Chief Financial Officer and               October 5, 1998
----------------------------------         Treasurer
Robert R. Bower

/s/ S.R. Perrino                           Director and Chairman                     October 5, 1998
----------------------------------         of the Board
S.R. Perrino

/s/ Charles Bernard                        Director                                  October 5, 1998
----------------------------------
Charles Bernard

/s/ Admiral James Busey, IV                Director                                  October 5, 1998
----------------------------------
Admiral James Busey, IV

/s/ Thomas R. Ory                          Director and Vice President               October 5, 1998
----------------------------------
Thomas R. Ory

/s/ Philip H. Power                        Director                                  October 5, 1998
----------------------------------
Philip H. Power

/s/ John D. Sanders                        Director                                  October 5, 1998
----------------------------------
John D. Sanders

                                 EXHIBIT INDEX


         The following exhibits are filed herewith as part of this Registration
Statement:

Exhibit No.               Description
-----------               -----------
4.1                       Sensys Technologies Inc. Long-Term Incentive Plan, as amended

5.1                       Opinion of Michaels, Wishner & Bonner, P.C., as to the legality of the securities being registered

23.1                      Consent of PricewaterhouseCoopers LLP

23.2                      Consent of Ross, Langan & McKendree, L.L.P.

23.4                      The consent of Michaels, Wishner & Bonner, P.C. to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5.1

24                        Power of Attorney (see page 7)





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